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                                                                 EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 1998 and 1997.

                                                           Three Months Ended
Calculation of Basic                                            March 31,
  Earnings Per Share                                       1998          1997
______________________________                          __________   __________
Net Income                                              $2,834,000   $2,473,000
                                                         _________    _________

Average common shares outstanding                        3,578,654    3,582,581

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (44,000)     (52,800)
                                                        __________    _________

Weighted average shares outstanding                      3,534,654    3,529,781
                                                        __________    _________

Earnings per share (in dollars)                         $     0.80   $     0.70
                                                        __________   __________
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                                                           Three Months Ended
Calculation of Diluted                                         March 31,
  Earnings Per Share                                       1998          1997
______________________________                          __________   __________
Net Income                                              $2,834,000   $2,473,000
                                                        __________   __________

Average common shares outstanding                        3,578,654    3,582,581

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (44,000)     (52,800)

Diluted stsock options                                     161,930      117,082
                                                        __________   __________

Weighted average shares outstanding                      3,696,584    3,646,863
                                                        __________   __________

Earnings per share (in dollars)                         $     0.77   $     0.68
                                                        __________   __________


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